                                 SCHEDULE 14A
                                (RULE 14a 101)

================================================================================

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION


          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement        [ ]  CONFIDENTIAL, FOR USE OF THE
                                             COMMISSION ONLY (AS PERMITTED
                                             BY RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material under Rule 14a-12

                           HANOVER COMPRESSOR COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     --------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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


                        HANOVER COMPRESSOR COMPANY LOGO

                           HANOVER COMPRESSOR COMPANY
                          12001 NORTH HOUSTON ROSSLYN
                              HOUSTON, TEXAS 77086

                 NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 14, 2002

To the Stockholders of Hanover Compressor Company:

   Notice is hereby given that the 2002 Annual Meeting of Stockholders of Hanover Compressor Company, a Delaware corporation (the "Company"), will be held at 10:00 a.m. local time on Tuesday, May 14, 2002, at the Hyatt Regency Houston Airport, 15747 JFK Boulevard, Houston, Texas 77032, for the following purposes:

  (1) to elect eleven directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified;

  (2) to ratify the reappointment of PricewaterhouseCoopers LLP as the Company's independent accountants for fiscal year 2002; and

  (3) to transact such other business as may properly come before the meeting.

   The Board of Directors has fixed the close of business on April 1, 2002, as the record date for determining the stockholders that are entitled to notice of and to vote at the meeting and any postponements or adjournments thereof. A complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting (a) at the Hyatt Regency Houston Airport, 15747 JFK Boulevard, Houston, Texas 77032, on the day of the Annual Meeting of Stockholders and (b) for at least 10 days prior to the meeting at the offices of the Company, 12001 North Houston Rosslyn, Houston, Texas 77086.

                                          By Order of the Board of Directors,
                                          /s/ VICTOR E. GRIJALVA
                                          Victor E. Grijalva,
                                          Chairman of the Board

Houston, Texas
April 22, 2002

                             YOUR VOTE IS IMPORTANT

   THE BOARD OF DIRECTORS EXTENDS A CORDIAL INVITATION TO ALL STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED REPLY ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU DESIRE TO DO SO.

                           HANOVER COMPRESSOR COMPANY
                          12001 NORTH HOUSTON ROSSLYN
                              HOUSTON, TEXAS 77086

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                ON MAY 14, 2002

                                  INTRODUCTION

   This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Hanover Compressor Company, a Delaware corporation ("Hanover" or the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders, at 10:00 a.m. local time on Tuesday, May 14, 2002, at the Hyatt Regency Houston Airport, 15747 JFK Boulevard, Houston, Texas 77032, and at any postponement(s) or adjournment(s) thereof. The Company's principal executive offices are located at 12001 North Houston Rosslyn, Houston, Texas 77086, and its telephone number is (281) 447-8787. This Proxy Statement and the accompanying proxy are first being mailed to stockholders on or about April 24, 2002.

                                  THE MEETING

VOTING AT THE MEETING

   Stockholders of record at the close of business on April 1, 2002, are entitled to notice of and to vote at the meeting. At the close of business on such date, there were 79,175,561 shares of common stock of the Company, $.001 par value per share (the "Common Stock"), issued and outstanding held by approximately 629 holders of record. Each share of Common Stock issued and outstanding on April 1, 2002 entitles the holder thereof to one vote on all matters submitted to a vote of stockholders at the meeting.

   The presence in person or by proxy of the holders of 50% of the outstanding shares of Common Stock will constitute a quorum. The affirmative vote of the holders of a plurality of the shares of Common Stock represented at the Meeting, in person or by proxy, will be necessary for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock represented at the meeting, in person or by proxy, will be necessary for the ratification of the reappointment of PricewaterhouseCoopers LLP as the Company's independent accountants for fiscal year 2002.

PROXIES AND PROXY SOLICITATION

   All shares of Common Stock represented by properly executed proxies will be voted at the meeting in accordance with the directions marked on the proxies, unless such proxies previously have been revoked. If no directions are indicated on such proxies, they will be voted FOR the election of each nominee named below under "Election of Directors" and FOR the ratification of the reappointment of PricewaterhouseCoopers LLP as the Company's independent accountants for fiscal year 2002.

   If any other matters not described herein are properly presented at the meeting for action, which is not presently anticipated, the persons named in the enclosed proxy will vote all proxies (which confer discretionary authority upon such holders to vote on such matters) in accordance with their best judgment. Each stockholder who executes and returns a proxy may revoke the proxy at any time before it is voted at the meeting by timely submission, to the Corporate Secretary of the Company, of written notice of revocation or a duly executed proxy bearing a later date. In addition, if a stockholder is present at the meeting, he or she may elect to revoke his or her proxy and vote his or her shares personally.

   Proxies marked either "Abstain" or "Withhold Authority" will be treated as shares that are present for purposes of determining the presence of a quorum but as not voted for purposes of determining the approval of any matter submitted for a vote of the stockholders. If a broker indicates on a proxy that he or she does not have discretionary authority to vote on a particular matter as to certain shares, those shares will be counted for quorum purposes but will not be considered as present and entitled to vote with respect to that matter.

   In addition to solicitation by mail, certain directors, officers and other employees of the Company, not specially employed for this purpose, may solicit proxies, without additional remuneration therefor, by personal interview, mail, telephone or other means of communication. The Company will also request brokers and other fiduciaries to forward proxy soliciting material to the beneficial owners of shares of Common Stock that are held of record by such brokers and fiduciaries and will reimburse such persons for their reasonable out-of-pocket expenses. The Company will bear the entire cost of soliciting proxies, which is currently estimated to be less than $10,000.

NOMINEES FOR ELECTION AS DIRECTORS

   Information concerning the position and background of the eleven nominees for election to the Board of Directors is set forth below.

   Victor E. Grijalva, 63, has served as a director of the Company since February 2002 and Chairman of the Board since March 2002. Mr. Grijalva is the Chairman of Transocean Sedco Forex and the former Vice Chairman of Schlumberger Ltd. Mr. Grijalva began his career with Schlumberger in 1964 as a senior development engineer. Mr. Grijalva served as President of Wireline and Testing in North America and Executive Vice President of Oilfield Services before being appointed Vice Chairman of Schlumberger in 1998. Mr. Grijalva retired from Schlumberger on December 31, 2001 and is a member of the board of the American Petroleum Institute.

   Michael A. O'Connor, 66, was named Chairman Emeritus in March 2002. Mr. O'Connor served as Chairman of the Board from January 1992 until March 2002. Prior thereto, Mr. O'Connor served as President of Gas Compressors Inc. from 1965 through 1986 and was a private investor from January 1987 through December 1991. Mr. O'Connor also serves as an officer and a director of certain subsidiaries of the Company.

   Michael J. McGhan, 47, has served as President and Chief Executive Officer of the Company since October 1991. Mr. McGhan has served as a director since March 1992. Mr. McGhan also serves as an officer and a director of certain of the Company's subsidiaries.

   William S. Goldberg, 43, has served as Vice Chairman of the Board since February 2002 and served as Chief Financial Officer from May 2000 until February 2002. Mr. Goldberg has served as director since May 1991. Mr. Goldberg has been employed by GKH Investments, L.P. and GKH Private Limited since 1988 and has served as managing director of both entities since June 1990. GKH Investments, L.P. is the Company's largest stockholder. Mr. Goldberg is also a director of DVI, Inc.

   Ted Collins, Jr., 63, has served as a director of the Company since April 1992. Mr. Collins has been the President of Collins & Ware Investments Company, a private investment company, since June 2000. From 1988 to 2000 he was the President of Collins & Ware, Inc., an independent oil and gas company. From July 1982 through December 1987, Mr. Collins served as President of Enron Oil & Gas Co. Mr. Collins also serves on the Board of Directors of Encore Acquisition Co. and Chapparal Resources, Inc.

   Melvyn N. Klein, 60, has served as a director of the Company since May 1991. Mr. Klein is the sole stockholder of a corporation which is a general partner of GKH Partners. Mr. Klein has been an attorney and counselor-at-law since 1968. Mr. Klein is a director of Bayou Steel Corporation, Anixter International Corporation, ACTV, Inc. and certain privately held companies.

   Alvin V. Shoemaker, 63, has served as a director of the Company since May 1991 and has been a private investor since his retirement as Chairman of the Board of the First Boston Corporation and First Boston, Inc. in January 1989. Mr. Shoemaker is a director of Middle Bay Oil Co.

   Robert R. Furgason, 66, has served as a director of the Company since May 1995. Mr. Furgason is the President of Texas A&M University Corpus Christi, and has held a series of faculty and administrative positions at various universities. Mr. Furgason is the former President of the Accreditation Board for Engineering and Technology Board of Directors, and also serves on a number of other accreditation and policy boards.

   Rene Huck, 54, has served as a director of the Company since August 2001. Mr. Huck was appointed Vice President of Schlumberger Ltd. in March 2002. Mr. Huck has been with Schlumberger since 1991. Prior to his current position, Mr. Huck served as President of Camco International.

   I. Jon Brumley, 63, has served as a director of the Company since February 2002. Mr. Brumley is the Chairman, Chief Executive Officer and a director of Encore Acquisition Company, an independent energy company located in Fort Worth, Texas. Prior to founding Encore Acquisition Company in 1998, Mr. Brumley served Chairman and Chief Executive Officer of MESA, Inc., which merged with Parker and Parsley in 1997 to become Pioneer Natural Resources Company. Mr. Brumley has spent over thirty years in the oil and gas industry, including roles as Chairman of Cross Timbers Oil Company and Southland Royalty Company.

   Gordon T. Hall, 43, has served as a director of the Company since March 2002. Prior to his election as a director of the Company, Mr. Hall was a Managing Director at Credit Suisse First Boston. While at Credit Suisse First Boston, Mr. Hall served as Senior Oil Field Services Analyst and Co-head of the global energy group. Mr. Hall joined the First Boston Corporation in 1987 as a technology analyst. Prior to that, Mr. Hall was an engineer with Raytheon Corporation. Mr. Hall is a director of Hydril Company and certain privately held companies.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES THEREOF

   Directors are elected at each annual meeting of stockholders of the Company to serve for one-year terms. The Board of Directors has designated an Audit Committee, a Nominating Committee and a Compensation Committee to assist it in the discharge of its responsibilities. Members of each committee are elected by the Board at its first meeting following the annual meeting of stockholders and serve for one-year terms. The Board of Directors met eight times during fiscal year 2001 and took action by unanimous written consent six times.

   During fiscal year 2001, no director attended fewer than 75% of the aggregate of all meetings of the Board and the committees, if any, upon which such director served and which were held during the period of time that such person served on the Board or such committee.

 Audit Committee

   The Audit Committee is authorized to: (a) select, retain and dismiss the Company's independent accountants; (b) review the plans, scope and results of the annual audit and quarterly reviews, the independent accountant's letter of comments and management's response thereto, and the scope of any non-audit services which may be performed by the independent accountants; (c) manage the Company's policies and procedures with respect to internal accounting and financial controls; and (d) review any changes in accounting policy. The Audit Committee met four times during 2001.

   Consistent with the New York Stock Exchange audit committee structure and membership requirements, the Audit Committee is currently comprised of three members: Jon Brumley (Chairman), Gordon Hall and Alvin Shoemaker. During fiscal year 2001, the Audit Committee was comprised of Ted Collins, Jr. (Chairman), Robert Furgason and Alvin Shoemaker. Each of Messrs. Brumley, Hall, Collins, Furgason and Shoemaker is an independent director. The Audit Committee operates under a written charter adopted by the Board which was included in last year's proxy statement as Appendix A.

 Compensation Committee

   The current members of the Compensation Committee are Robert Furgason (Chairman), Gordon Hall and Ted Collins, Jr. During fiscal 2001, the Compensation Committee was comprised of Alvin Shoemaker (Chairman), Ted Collins, Jr. and Robert Furgason. The Compensation Committee is authorized and directed to review and approve compensation and benefits of the Company's executive officers and the Company's annual salary plans, and to review and advise the Company's Board of Directors regarding the Company's benefit plans, bonus awards, and other terms of employment. In 2001, the Compensation Committee held two meetings.

 Nominating Committee

   The Nominating Committee was formed in March 2002. Prior to the formation of the Nominating Committee, its functions were performed by the Board of Directors as a whole. The Nominating Committee is responsible for soliciting recommendations for candidates for the Board of Directors; developing and reviewing background information for candidates; making recommendations to the full Board of Directors regarding such candidates; and reviewing and making recommendations to the full Board of Directors with respect to candidates for director proposed by stockholders. Any stockholder wishing to propose a nominee should submit a recommendation in writing to our Secretary, indicating the nominee's qualifications and other relevant biographical information, and providing confirmation of the nominee's consent to serve as a director. The current members of the Nominating Committee are Ted Collins, Jr. (Chairman), Alvin Shoemaker, Gordon Hall and Rene Huck.

 Compensation Committee Interlocks and Insider Participation

   The current and former members of the Compensation Committee are not current or former officers or employees of the Company or any of its subsidiaries. No person who was an employee of the Company in fiscal year 2001 served on the Compensation Committee in fiscal year 2001. During fiscal year 2001, no executive officer of the Company (i) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served on the Company's Compensation Committee,
(ii) served as a director of another entity, one of whose executive officers served on the Company's Compensation Committee, or (iii) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served as a director of the Company.

 Compensation of Directors

   Directors who are not employees of the Company or employees of affiliates of the Company receive $7,500 per quarter and reimbursement of expenses incurred in attending meetings. In addition, beginning in 2002, on the date of the Company's Annual Meeting such directors will be granted stock options pursuant to a formula based on the market price of the Company's common stock. For 2002, the number of options will be determined by dividing 90,000 by the fair market value of the Company's stock on such date. The exercise price of these options will be the fair market value of the Company's stock on the date the options are granted. Such options will begin vesting on the first anniversary of the date of the option grant and will continue vesting over four years.

   Victor Grijalva will receive $75,000 per year for his services as Chairman of the Company's Board of Directors. Mr. Grijalva will not be granted stock options at the time of the Company's annual meeting, as described above. However, when Mr. Grijalva was appointed Chairman of the Board of Directors in March 2002, he was granted options to purchase 75,000 shares of the Company's stock at a price of $17.25 per share. Mr. Grijalva's options will begin vesting on the first anniversary of his appointment as Chairman of the Board of Directors and will vest annually over the following three years.

                               EXECUTIVE OFFICERS

   The following sets forth certain information regarding executive officers of the Company. Information pertaining to Mr. McGhan, who is a director and an executive officer, may be found in the section entitled "Nominees for Election as Directors".

   John E. Jackson, 43, has served as Senior Vice President and Chief Financial Officer since February 2002. Prior to joining the Company, Mr. Jackson served as Vice President and Chief Financial Officer of Duke Energy Field Services, a $10 billion joint venture of Duke Energy and Phillips Petroleum that is one of the nation's largest producers and marketers of natural gas liquids. Mr. Jackson joined Duke Energy Field Services as Vice President and Controller in April 1999 and was named Chief Financial Officer in February 2001. Prior to joining Duke Energy Field Services, Mr. Jackson served in a variety of treasury, controller and accounting positions at Union Pacific Resources between June 1981 and April 1999.

   Charles D. Erwin, 41, has served as Chief Operating Officer since April 2001 and has served as Senior Vice President--Sales and Marketing since May 2000. Prior to being named Senior Vice President, Mr. Erwin had served as a Vice President since 1990.

   Robert O. Pierce, 42, has served as Senior Vice President--Manufacturing & Fabrication since May 2000. Prior to being named Senior Vice President, Mr. Pierce had served as a Vice President since April 1995.

   Joe C. Bradford, 44, has served as Senior Vice President--Worldwide Operations Development since May 2000. Prior to being named Senior Vice President, Mr. Bradford had served as a Vice President since March 1993.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth, as of April 1, 2002, the beneficial ownership of Common Stock by (i) each person who is known by the Company to beneficially own more than 5% of the outstanding Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table appearing elsewhere herein, and (iv) all directors and executive officers of the Company as a group. Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

                                         Number of Shares      Approximate
          Name and Address              Beneficially Owned   Percent of Class
          ----------------              ------------------   ----------------
Melvyn N. Klein...................... 18,274,795 (1)               23.1%
 Wells Fargo Tower, Suite 1940
 615 North Upper Broadway
 Corpus Christi, Texas 78477
GKH Investments, L.P................. 17,607,237                   22.2%
 200 West Madison
 Chicago, Illinois 60606
Schlumberger Limited.................  8,707,693 (2)               11.0%
 153 East 53rd Street, 57th Floor
 New York, New York 10022
GKH Partners, L.P....................    667,558 (3)                  *
 200 West Madison
 Chicago, Illinois 60606
Michael A. O'Connor..................  1,904,190 (4)                2.3%
Michael J. McGhan....................  1,225,514 (5)                1.5%
William S. Goldberg..................    504,408 (6)                  *
Ted Collins, Jr......................    345,536 (7)                  *
Alvin V. Shoemaker...................    283,966 (8)                  *
Robert R. Furgason...................      8,350 (9)                  *
Robert O. Pierce.....................    142,654 (10)                 *
Joe C. Bradford......................    245,198 (11)                 *
Charles D. Erwin.....................    370,310 (12)                 *
Victor E. Grijalva...................          0                      *
Jon Brumley..........................          0                      *
Rene Huck............................          0                      *
John E. Jackson......................          0                      *
Gordon Hall..........................          0                      *
All directors and executive officers
 as a group (15 persons)............. 23,304,891 (1)(4)-(12)       28.1%

--------
  * Less than one percent
 (1) Includes (i) 17,607,237 shares of Common Stock owned by GKH Investments, L.P. ("GKH") and (ii) 667,558 shares of Common Stock owned by GKH Partners, L.P. GKH Partners is the general partner of GKH. Mr. Klein, who is a director of the Company, is the sole stockholder of a corporation which is a general partner of GKH Partners. By virtue of his relationship to GKH Partners, Mr. Klein may be deemed to share beneficial ownership of the shares of Common Stock owned by GKH and GKH Partners. Mr. Klein disclaims beneficial ownership of all shares owned by GKH and GKH Partners.

 (2) Includes 51,491 shares of Common Stock owned by Schlumberger Technology Corporation, 6,762,479 shares of Common Stock owned by Camco International, Inc., 1,430,304 shares of Common Stock owned by Schlumberger Surenco, S.A., 366,158 shares of Common Stock owned by Schlumberger Oilfield Holdings, Ltd., and 97,261 shares of Common Stock owned by Operational Services, Inc. Schlumberger Limited, as the direct or indirect owner of all these entities, may be deemed to beneficially own all 8,707,693 shares of Common Stock listed above.

 (3) Excludes 17,607,237 shares of Common Stock owned by GKH Investments. GKH Partners is the general partner of GKH Investments. As the general partner of GKH Investments, GKH Partners may be deemed to be the beneficial owner of stock held by GKH Investments; however, GKH Partners disclaims any such beneficial ownership.

 (4) Includes 1,382,038 shares subject to options held by Mr. O'Connor and 500,000 shares subject to options held by the Michael A. O'Connor and Karen L. O'Connor Foundation. Excludes 339,550 shares held by Goldman Sachs Exchange Place Fund, L.P., in which Mr. O'Connor has an interest. Mr. O'Connor disclaims beneficial ownership of such shares.

 (5) Includes 944,030 shares subject to options held by Mr. McGhan, 2,450 shares of Common Stock held by Mr. McGhan and his wife as joint tenants and 600 shares of Common Stock held by Mr. McGhan's two minor children.

 (6) Excludes 80,832 shares of Common Stock owned by Mr. Goldberg's wife, Nancy
     K. Goldberg, as trustee of the Nancy K. Goldberg Declaration of Trust, 3,900 shares of Common Stock held in the William S. Goldberg Children's Trust and 32,476 shares owned by Mrs. Goldberg individually. Mr. Goldberg disclaims beneficial ownership of all of such shares. Includes 300,000 shares subject to options held by Mr. Goldberg.

 (7) Includes 2,094 shares subject to warrants held by Mr. Collins. Excludes 4,000 shares held in trust for the benefit of Mr. Collins' two minor children. Mr. Collins is the trustee of such trusts but disclaims beneficial ownership of such shares.

 (8) Excludes shares beneficially owned directly or indirectly by members of Mr. Shoemaker's family as to which Mr. Shoemaker has no voting or investment power. Excludes 34,190 shares held by Goldman Sachs Exchange Place Fund, L.P., in which Mr. Shoemaker has an interest. Mr. Shoemaker disclaims beneficial ownership of all such shares.

 (9) Excludes 400 shares owned by Mr. Furgason's wife. Mr. Furgason disclaims beneficial ownership of all such shares.

(10) Includes 112,600 shares subject to options held by Mr. Pierce.

(11) Includes 201,634 shares subject to options held by Mr. Bradford.

(12) Includes 322,302 shares subject to options held by Mr. Erwin.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and persons who beneficially own more than 10% of the Common Stock to file reports with the Securities and Exchange Commission (the "Commission") and the Company disclosing their initial beneficial ownership of Common Stock and changes in such ownership. GKH and each of Messrs. Goldberg, Erwin, Bradford, Pierce, Shoemaker and Collins inadvertently filed a late Form 4 with respect to one sale transaction in 2001. Based solely upon a review of such reports furnished to the Company, the Company believes that during 2001, all of its directors, executive officers and beneficial owners of more than 10% of the Common Stock complied with all applicable Section 16(a) filing requirements applicable to them, except as disclosed above.

INFORMATION REGARDING EXECUTIVE COMPENSATION

   Summary of Cash and Certain Other Compensation. The following table sets forth certain information with respect to compensation paid by the Company to its Chief Executive Officer and the four other most highly compensated executive officers (collectively, the "Named Executive Officers"), during the past three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                         Long-Term Compensation
                                                                                 Awards
                                                                        ------------------------
                                                                                     Securities
                                                                                     Underlying
                             Annual Compensation                        Restricted  Options/SARs
   Name and Principal     --------------------------    Other Annual       Stock       (# of
        Position          Year Salary($) Bonus($)(1) Compensation($)(2) Award(s)(1)   Shares)
   ------------------     ---- --------- ----------- ------------------ ----------- ------------
Michael J. McGhan.......  2001 $236,538   $ 60,000        $  6,750        $40,000        --
 President and Chief
  Executive               2000  150,000          0           7,875             --        --
 Officer                  1999  155,769    311,825           8,788             --        --

Robert O. Pierce........  2001 $139,846   $ 44,000        $  8,134        $28,800        --
 Senior Vice President--  2000  107,692     50,000          12,198             --        --
 Manufacturing and
  Fabrication             1999  103,846     62,912          12,923             --        --

Joe C. Bradford.........  2001 $131,346   $ 40,000        $149,250(3)     $28,000        --
 Senior Vice President--
  Worldwide               2000   95,000     60,000          31,708             --        --
 Operations Development   1999   98,654    100,000          33,512             --        --

Charles D. Erwin........  2001 $151,923   $ 52,500        $170,330(4)     $35,000        --
 Chief Operating
  Officer, Senior Vice    2000  100,000    100,000          46,720             --        --
 President--Sales and
  Marketing               1999  103,846    146,000          49,068             --        --

Michael A. O'Connor(5)..  2001 $130,000   $      0        $  6,813        $     0        --
 Chairman Emeritus        2000  130,000          0           9,741             --        --
                          1999  135,000     85,000          10,381             --        --

--------
(1) Annual bonus amounts represent amounts earned and accrued during 2001, 2000 and 1999 which were paid subsequent to the end of the year. 2001 restricted stock awards represent awards earned during 2001 which will be granted subsequent to the year end. The restricted stock awards will vest annually over four years from the date of the grant.
(2) Amounts exclude perquisites and other personal benefits because such compensation did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each executive officer.
(3) Amount includes $126,000 in indebtedness that was forgiven by the Company in 2001. See "Certain Transactions--Other Related Party Transactions."
(4) Amount includes $137,000 in indebtedness that was forgiven by the Company in 2001. See "Certain Transactions--Other Related Party Transactions."
(5) Mr. O'Connor served as Chairman of the Board until March 2002.

   Option Holdings. The following table sets forth information with respect to the aggregate number and value of shares underlying unexercised options held as of December 31, 2001 by each of the Named Executive Officers.

          AGGREGATED OPTION EXERCISES AND 2001 YEAR-END OPTION VALUES

                                                     Number of Shares        Value of Unexercised
                                                  Underlying Unexercised   In-the- Money Options as
                          Shares                       Options as of            of December 31,
                         Acquired                  December 31, 2001(*)           2001($)(1)
                            on        Value      ------------------------- -------------------------
          Name           Exercise Realized($)(1) Exercisable Unexercisable Exercisable Unexercisable
          ----           -------- -------------- ----------- ------------- ----------- -------------
Michael J. McGhan.......    --          --           944,030            -- $20,392,057            --
Robert O. Pierce........    --          --           112,600        20,000 $ 1,761,341      $310,200
Joe C. Bradford.........    --          --           201,634         8,000 $ 4,028,493      $124,080
Charles D. Erwin........    --          --           322,302        30,000 $ 5,875,312      $465,300
Michael A. O'Connor.....    --          --         1,882,038            -- $43,051,541            --

--------
 * All share numbers and per share amounts adjusted to reflect the Company's two-for-one stock split in June 2000.
(1) Market value of securities underlying in-the-money positions at the end of fiscal year 2001 (based on $25.26, the closing price of the Company's Common Stock on the New York Stock Exchange on December 31, 2001), minus the exercise price.

                              CERTAIN TRANSACTIONS

Transactions with GKH Entities

   Hanover and GKH are parties to a stockholders agreement which provides, among other things, for GKH Investments' rights of visitation and inspection and Hanover's obligation to provide Rule 144A information to prospective transferees of GKH's Hanover common stock.

   Hanover, GKH and other stockholders (collectively, the "Holders"), who together currently beneficially own approximately 23% of the outstanding Hanover common stock are parties to a Registration Rights Agreement (the "GKH Rights Agreement"). The GKH Rights Agreement generally provides that if Hanover proposes to register shares of its capital stock or any other securities under the Securities Act, then upon the request of those Holders owning in the aggregate at least 2.5% of Hanover common stock or derivatives thereof (the "Registrable Securities") then held by all of the Holders, Hanover will use its reasonable best efforts to cause the Registrable Securities so requested by the Holders to be included in the applicable registration statement, subject to underwriters' cutbacks. Hanover is required to pay all registration expenses in connection with registrations of Registrable Securities effected pursuant to the GKH Rights Agreement. In addition, any single Holder of Hanover common stock that owns 18% or more of the common stock has the right to demand, on one occasion, the registration of its common stock.

   Hanover and GKH were parties to an agreement whereby, in exchange for investment banking and financial advisory services rendered, the Company agreed to pay a fee to GKH. In February 2001, in full satisfaction of its obligations under this agreement, Hanover paid a one time fee of $2,048,000 to GKH for services rendered under the agreement, which amount was included in accrued liabilities as of December 31, 2000.

   In August 2001, Hanover paid a $4,650,000 fee to GKH as payment for services rendered in connection with Hanover's acquisition of POI and related assets.

   Pursuant to an agreement with GKH which provides for compensation to GKH for services, the Company paid a management fee of $45,000 per month from November 2001 until terminated in early 2002.

   Hanover leases certain compression equipment to an affiliate of Cockrell Oil and Gas, LP, which was owned 50% by GKH until January 2001. The lease is on a month-to-month basis and, for the years ended 2001, 2000 and 1999, approximately $76,000, $228,540 and $228,540, respectively, was billed under the leases.

   William S. Goldberg, a Managing Director of GKH Partners, acted as Chief Financial Officer of the Company during fiscal 2001 and currently serves as Vice Chairman of the Company and spends a substantial portion of his time on the Company's business. He does not currently receive cash remuneration from the Company, which reimburses GKH Partners for certain travel and related expenses incurred by Mr. Goldberg in connection with his efforts on the Company's behalf.

Transactions with Schlumberger Entities

   In August 2001, Hanover purchased Production Operators Corporation and related assets (the "POI Acquisition") from the Schlumberger Companies (as defined below). Schlumberger Limited (we refer to Schlumberger Limited and the Schlumberger Companies, collectively, as "Schlumberger") owns, directly or indirectly, all of the equity of the Schlumberger Companies. Pursuant to the Lock-Up, Standstill and Registration Rights Agreement, dated as of August 31, 2001 (the "Schlumberger Rights Agreement"), between Schlumberger Technology Company, Camco International Inc., Schlumberger Surenco, S.A., Schlumberger Oilfield Holdings Limited, Operational Services, Inc. (collectively, the "Schlumberger Companies") and Hanover, Hanover granted to each of the Schlumberger Companies certain registration rights in connection with shares of Hanover common stock (the "Hanover Stock") received by the Schlumberger Companies as consideration in the POI acquisition. The registration rights granted to the Schlumberger Companies include (i) the right, subject to certain restrictions, to register the Hanover Stock in any registration of securities initiated by Hanover within the period of time beginning on the third anniversary of the date of the Schlumberger Rights Agreement and ending on the tenth anniversary of the date of the Schlumberger Rights Agreement (such period of time, the "Registration Period"), and (ii) the right, subject to certain restrictions, to demand up to five registrations of the Hanover Stock within the Registration Period. Hanover is required to pay all registration expenses in connection with registrations of Hanover Stock pursuant to the Schlumberger Rights Agreement. For a period of three years from the date of the Schlumberger Rights Agreement, the Schlumberger Companies are prohibited from, directly or indirectly, selling or contracting to sell any of the Hanover Stock. The Schlumberger Rights Agreement also provides that none of the Schlumberger Companies shall, without Hanover's written consent, (i) acquire or propose to acquire, directly or indirectly, greater than twenty-five percent (25%) of the shares of Hanover common stock, (ii) make any public announcement with respect to, or submit a proposal for, any extraordinary transaction involving Hanover,
(iii) form or join in any group with respect to the matters set forth in (i) above, or (iv) enter into discussions or arrangements with any third party with respect to the matters set forth in (i) above.

   Schlumberger has the right under the POI purchase agreement, so long as Schlumberger owns at least 5% of Hanover common stock and subject to certain restrictions, to nominate one representative to sit on our Board of Directors. Schlumberger designated Mr. Rene Huck as a nominee to serve on our board of directors. Mr. Huck is a Vice President of Schlumberger Ltd. For each of the years ended December 31, 2001, 2000 and 1999, Hanover generated revenues of approximately $1,379,000, $918,000 and $1,979,000, respectively, in business dealings with Schlumberger.

   As part of the purchase agreement entered into with respect to the POI Acquisition, Hanover Compression Limited Partnership, a subsidiary of Hanover ("HCLP") is required to make a payment of up to $58 million due upon the completion of a financing of a South American joint venture acquired by HCLP. If the joint venture fails to execute the financing or such financing fails to be non-recourse to Hanover, in either case, on or before December 31, 2002, HCLP will have the right to put its interest in the joint venture back to Schlumberger in exchange for a return of the purchase price allocated to the joint venture, plus the net amount of any capital contributions by Hanover to the joint venture. HCLP's right to exercise the put expires on January 31, 2003.

   In connection with the POI Acquisition, Hanover issued a $150 million subordinated acquisition note to Schlumberger, which matures December 15, 2005. Interest on the subordinated acquisition note accrues and is payable-in-kind at the rate of 8.5% annually for the first six months after issuance and periodically increases in increments of 1% to 2% per annum to a maximum interest rate 42 months after issuance of 15.5%. In the event of an event of default under the subordinated acquisition note, interest will accrue at a rate of 2% above the then applicable rate. The subordinated acquisition note is subordinated to all of Hanover's indebtedness other than indebtedness to fund future acquisitions. In the event that Hanover completes an offering of equity securities, Hanover is required to apply the proceeds of the offering to repay amounts outstanding under the subordinated acquisition note as long as no default exists or would exist under Hanover's other indebtedness as a result of such payment.

   In August 2001, Hanover entered into a five-year strategic alliance with Schlumberger intended to result in the active support of Schlumberger in fulfilling certain of our business objectives. The principal components of the strategic alliance include (1) establishing Hanover as Schlumberger's most favored supplier of compression, natural gas treatment and gas processing equipment worldwide, (2) Schlumberger's coordination and cooperation in further developing our international business by placing our personnel in Schlumberger's offices in six top international markets and (3) providing us with access to consulting advice and technical assistance in enhancing our field automation capabilities.

Other Related Party Transactions

   In 2000 and 1999, the Company leased compressors to other companies owned or controlled by or affiliated with related parties. Rental and maintenance revenues billed to these related parties totaled $708,000 and $738,000 during 2000 and 1999, respectively.

   During 2001, the Company sold equipment totaling approximately $12,004,000 to an affiliate of Enron Capital and Trade Resources Corp.

   In 2000, Hanover advanced cash to certain management employees in return for notes. At April 1, 2002, the aggregate amount outstanding on these notes receivable totaled approximately $1,083,000, bear interest at the prime rate, mature in June 2004 and are collateralized by Hanover common stock owned by the employees with full recourse. The notes and related interest will be forgiven over a four-year period should the employee continue his employment with Hanover. The forgiveness will accelerate upon a change in control of Hanover. Hanover recognized compensation expense related to the forgiveness of these notes receivable of $263,000 and $105,000 during 2001 and 2000, respectively.

   In 2001, Hanover advanced cash of $2,200,000 to Michael J. McGhan, President and Chief Executive Officer, in return for notes. The notes bear interest at 4.88%, mature on April 11, 2006 and are collateralized by personal real estate with full recourse.

   In 2002, Hanover advanced cash of $400,000 to Mr. McGhan and $100,000 to Robert O. Pierce, Senior Vice President--Manufacturing and Fabrication, in return for notes. The notes bear interest at 4.0%, mature on September 30, 2002 and are unsecured.

   Set forth below is certain information concerning the indebtedness of executive officers and directors to Hanover.

                                                        Largest
                                                       Aggregate
                                           Aggregate    Amount      Weighted
                                            Amount    Outstanding Average Rate
                                          Outstanding from 1/1/01 of Interest
                                           at 4/1/02   to 4/1/02   at 4/1/02
                                          ----------- ----------- ------------
Michael J. McGhan........................ $2,600,000  $2,600,000      4.7%
 President and Chief Executive Officer

Charles D. Erwin......................... $  591,000  $  769,000      4.8%
 Chief Operating Officer, Senior Vice
 President--Sales and Marketing

Joe C. Bradford.......................... $  492,000  $  706,000      4.8%
 Senior Vice President--Worldwide
 Operations Development

Robert O. Pierce......................... $  100,000  $  100,000      4.0%
 Senior Vice President--Manufacturing &
 Fabrication

                         REPORT OF THE AUDIT COMMITTEE

   The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2001. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

   The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2001 with the Company's management and PricewaterhouseCoopers LLP, the Company's independent accountants. The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees".

   The Audit Committee has also received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 "Independence Discussions with Audit Committees" and has discussed with PricewaterhouseCoopers LLP their independence in relation to the Company.

   Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

                                          Submitted by the Audit
                                          Committee of the Board of Directors

                                          Ted Collins, Jr.
                                          Robert R. Furgason
                                          Alvin V. Shoemaker

                           REPORT OF THE COMPENSATION
                      COMMITTEE ON EXECUTIVE COMPENSATION

   The following is the report of the Compensation Committee for the fiscal year ended December 31, 2001. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

   The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. During fiscal 2001, the members of the Compensation Committee were Alvin V. Shoemaker (Chairman), Ted Collins, Jr. and Robert R. Furgason. The Compensation Committee's responsibilities include the review and approval of base annual salaries and annual bonuses for all executive officers, approval of awards under, and administration of, the Company's 1997 Stock Option Plan, 1998 Stock Option Plan, December 9, 1998 Stock Option Plan, 1999 Stock Option Plan, 1997 Stock Purchase Plan and 2001 Equity Incentive Plan and administration of such other employee benefit plans as may be adopted from time to time by the Company. This report discusses the executive compensation policies of the Company, and the Summary Compensation Table which appears on page 9 of this Proxy Statement discloses the compensation paid by the Company to certain executive officers during the past three years.

GENERAL COMPENSATION POLICIES

   The Company's compensation program for executive officers currently consists, in general, of four principal components: a base annual salary, an annual cash bonus, periodic grants of stock options, restricted stock awards and opportunities to purchase Company Common Stock from time to time which historically have been significantly financed by loans by the Company. These components are designed to attract, motivate and retain highly-qualified executive management both by rewarding individual achievement and by providing an opportunity for members of executive management to share in the risks and rewards of the Company's financial performance. The Compensation Committee believes it is important for the Company's compensation policy to balance short-term and long-term equity incentives.

   The Compensation Committee annually establishes each executive officer's base salary, including the Chief Executive Officer's salary, based on its evaluation of the officer's performance and contribution in the previous year and on competitive pay practices. The Compensation Committee also determines the annual cash bonus to be awarded to each executive officer, including the Chief Executive Officer. The cash bonuses earned by executive officers during 2001 were awarded in recognition of a variety of factors, including job responsibilities undertaken and efforts expended on behalf of the Company, contributions to the Company, leadership qualities, and compensation paid to executive officers of competitors (based on the best available data from as many competitor companies as practicable). The Compensation Committee considered the performance of Mr. McGhan according to the above listed factors and determined that he was adequately compensated.

   The Compensation Committee believes that it is important that the executive officers of the Company hold equity positions in the Company in order to align their financial incentives with the Company's performance. In addition, because of the nature of the Company's operations, the Company's management believes, and the Compensation Committee agrees, that it is important that stock options be granted to a broad range of employees so that the long-term interests of its executive officers and other employees are aligned with those of its stockholders.

   Prior to its initial public offering, which was consummated on July 1, 1997, the Company had adopted and maintained several stock option plans pursuant to which options to purchase shares of the Company's Common Stock had been granted to executive officers and other employees of the Company. All options awarded and outstanding under such plans as of June 30, 1997 became fully vested and exercisable, and such plans were terminated, upon consummation of the Company's initial public offering.

   Since the Company's initial public offering, the Board of Directors has adopted the 1997 Stock Option Plan, the 1997 Stock Purchase Plan, the 1998 Stock Option Plan, the December 9, 1998 Stock Option Plan, the 1999 Stock Option Plan and the 2001 Equity Incentive Plan (collectively, the "Plans"). The Plans permit the Committee to issue options and restricted stock ("Restricted Stock") to employees and are administered by the Compensation Committee. Thus, pursuant to the Plans, Company employees have been given the opportunity to purchase substantial stock in the Company and to receive comparable option grants.

   The Plans support the commitment of both the Compensation Committee and the Board of Directors to ownership by the Company's executive officers and other employees of a significant equity interest in the Company as an important incentive in building stockholder wealth and aligning the long-term interests of management and stockholders.

   As one of the factors in its review of compensation matters, the Compensation Committee considers the anticipated tax treatment to the Company and to the executive officers of various payments and benefits. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction to public corporations for compensation in excess of $1 million for any fiscal year paid to any of the Named Executive Officers. However, Section 162(m) also provides that qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Committee has reviewed this provision and has concluded that the Company is not currently impacted by Section 162(m) because compensation paid to any executive officer does not currently exceed $1 million. Accordingly, no changes to any of the compensation plans are contemplated at this time. However, to the extent necessary in the future, the Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

                                          Submitted by the Compensation
                                          Committee of the Board of Directors

                                          Alvin V. Shoemaker
                                          Robert R. Furgason
                                          Ted Collins, Jr.

                               PERFORMANCE GRAPH

   The graph below compares the cumulative total stockholder return on the Company's Common Stock since July 1, 1997, the date trading in the Company's Common Stock commenced, with the cumulative total return of the S&P 500 Index and of the Russell 2000 Index over the same period, assuming the investment on July 1, 1997 of $100 in each of the Company's Common Stock, the S&P 500 Index and the Russell 2000 Index. The graph assumes the reinvestment of dividends and adjusts all closing prices and dividends for stock splits. The Company does not believe that the stock price performance shown on the graph below is necessarily indicative of future price performance.

                        COMPARISON OF CUMULATIVE RETURN
              AMONG HANOVER COMPRESSOR COMPANY, THE S&P 500 INDEX
                           AND THE RUSSELL 2000 INDEX



                                    [GRAPH]

                                                       Cumulative Total Return
                 ---------------------------------------------------------------------------------------------------
                 7/97 9/97 12/97 3/98 6/98 9/98 12/98 3/99 6/99 9/99 12/99 3/00 6/00 9/00 12/00 3/01 6/01 9/01 12/01
                 ---- ---- ----- ---- ---- ---- ----- ---- ---- ---- ----- ---- ---- ---- ----- ---- ---- ---- -----
Hanover
 Compressor
 Company........ 100  123   102  125  135  121   128  133  161  159   189  284  380  329   446  317  331  216   253
S & P 500....... 100  107   111  126  130  117   142  149  160  150   172  176  171  170   156  138  146  125   138
Russell 2000.... 100  115   111  122  117   93   108  102  118  111   131  141  135  137   127  119  135  108   130

                             OVERVIEW OF PROPOSALS

   This Proxy Statement contains two proposals requiring shareholder action. Proposal No. 1 requests the re-election of eleven directors to the Company's Board of Directors. Proposal No. 2 requests ratification of the reappointment of PricewaterhouseCoopers, LLP as the Company's independent auditors for 2002. Each of the proposals is discussed in more detail in the pages that follow.

                             ELECTION OF DIRECTORS

                            Proposal 1 on Proxy Card

   At the Annual Meeting, eleven directors are to be elected to the Board of Directors, to hold office until the next Annual Meeting of Stockholders of the Company and until their respective successors are duly elected and qualified. The Board of Directors has nominated, and it is the intention of the persons named in the enclosed proxy to vote FOR the election of, each nominee named below, each of whom currently serves as a director and has consented to serve as a director if re-elected. In the event any of such nominees becomes unable or unwilling to serve as a director, shares represented by valid proxies will be voted for the election of such other person as the Board may nominate, or the number of directors that constitutes the full Board may be reduced to eliminate the vacancy.

   The Board's nominees for re-election at this Annual Meeting are Messrs. Grijalva, O'Connor, McGhan, Goldberg, Collins, Klein, Shoemaker, Furgason, Huck, Brumley and Hall.

REQUIRED VOTE FOR APPROVAL AND RECOMMENDATION OF THE BOARD OF DIRECTORS

   The affirmative vote of a plurality of the shares present in person or by proxy at the Annual Meeting, and entitled to vote, is required to approve the re-election of each director.

   The Board of Directors recommends that stockholders vote FOR re-election of Messrs. Grijalva, O'Connor, McGhan, Goldberg, Collins, Klein, Shoemaker, Furgason, Huck, Brumley and Hall.

            RATIFICATION OF REAPPOINTMENT OF INDEPENDENT ACCOUNTANTS

                            Proposal 2 on Proxy Card

   The Company intends to engage PricewaterhouseCoopers LLP to audit the Company's financial statements for fiscal year 2002. PricewaterhouseCoopers LLP audited the Company's financial statements for fiscal year 2001 and the decision to retain PricewaterhouseCoopers LLP has been approved by the Audit Committee.

   A representative of PricewaterhouseCoopers LLP is expected to attend the Annual Meeting of Stockholders and will have the opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions of stockholders.

FEES PAID TO THE INDEPENDENT ACCOUNTANTS

 Audit Fees

   The aggregate fees for the audit of the Company's 2001 consolidated financial statements and review of its quarterly financial information were $1,205,000. This amount includes fees related to the restatement of the Company's 2000 financial statements.

 Financial Information Systems Design and Implementation Fees

   No financial information systems design and implementation services were rendered to the Company by PricewaterhouseCoopers LLP in fiscal 2001.

 All Other Fees

   The Company paid an aggregate of $2,446,000 to PricewaterhouseCoopers LLP for other professional services rendered in fiscal 2001. These services rendered by PricewaterhouseCoopers LLP consisted of: $562,000 for tax planning and compliance services, $1,125,000 for acquisition and due diligence services, $100,000 for statutory audits, $603,000 for security offerings and related registration statements, $41,000 for filings with the SEC, and $15,000 for the audit of benefit plans.

   The Audit Committee of the Board of Directors considered the services listed above to be compatible with maintaining PricewaterhouseCoopers LLP's independence.

REQUIRED VOTE FOR APPROVAL AND RECOMMENDATION OF THE BOARD OF DIRECTORS

   The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting, and entitled to vote, is required to ratify the reappointment of PricewaterhouseCoopers LLP.

   The Board of Directors recommends that the stockholders vote FOR ratification of the reappointment of PricewaterhouseCoopers LLP.

                              GENERAL INFORMATION

2003 ANNUAL MEETING OF STOCKHOLDERS

   Any proposals of stockholders that are intended for inclusion in the Company's Proxy Statement for its 2003 Annual Meeting of Stockholders must be received by the Corporate Secretary of the Company no later than December 25, 2002. Notice of a stockholder proposal submitted for consideration at the 2003 Annual Meeting but not for inclusion in the Company's Proxy Statement must be received no later than March 10, 2003. If a stockholder proposal is received by the Company after March 10, 2003, the Company's proxy for the 2003 Annual Meeting may confer discretionary authority to vote on such matter without any discussion of such matter in the Proxy Statement for the 2003 Annual Meeting. Stockholder proposals must be in writing and delivered to the Company's principal executive offices at 12001 North Houston Rosslyn, Houston, Texas 77086.

ANNUAL REPORTS

   The Company's 2001 Annual Report to Stockholders is being mailed to the Company's stockholders with this Proxy Statement. A copy of the Company's Annual Report on Form 10-K/A for the year ended December 31, 2001 (excluding exhibits), as filed with the Commission, may be obtained without charge upon request made to Hanover Compressor Company, 12001 North Houston Rosslyn, Houston, Texas 77086, Attention: Corporate Secretary.

                           HANOVER COMPRESSOR COMPANY
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           HANOVER COMPRESSOR COMPANY

  The undersigned, having received the Notice of Annual Meeting and Proxy Statement, hereby appoints John E. Jackson and Richard S. Meller, and each of them, proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of Common Stock of Hanover Compressor Company owned of record by the undersigned at the 2002 Annual Meeting of Stockholders to be held at 10:00 a.m. local time on Tuesday, May 14, 2002, at the Hyatt Regency Houston Airport, 15747 JFK Boulevard, Houston, Texas 77032, and any adjournments or postponements thereof, in accordance with the discretion marked on the reverse side hereof.


You are encouraged to specify your choices by marking the appropriate boxes (see reverse side), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors recommendations. The proxies cannot vote your shares unless you sign and return this card.

                               (SEE REVERSE SIDE)
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

Please mark your votes as indicated in this example [X]

This Proxy, when properly executed, will be voted in the manner directed herein. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE BOARD OF DIRECTORS NOMINEES, AND FOR RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS HANOVER COMPRESSOR COMPANY'S INDEPENDENT AUDITORS FOR 2002.

                                FOR ALL NOMINEES
                                   (except as             WITHHOLD AUTHORITY
                                indicated below)      to vote for all nominees

1. Election of Directors              [ ]                        [ ]

NOMINEES FOR ONE-YEAR TERM EXPIRING AT 2002 ANNUAL MEETING OF STOCKHOLDERS:

01 Michael A. O'Connor        02 Ted Collins, Jr.       03 Robert R. Furgason
04 Michael J. McGhan          05 Melvyn N. Klein        06 William S. Goldberg
07 Victor E. Grijalva         08 Alvin V. Shoemaker     09 Gordon T. Hall
10 I. Jon Brumley             11 Rene Huck

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME ABOVE.)

  2. Ratification of Reappointment of PricewaterhouseCoopers LLP

                        FOR      AGAINST     ABSTAIN
                        [ ]        [ ]         [ ]

MARK HERE FOR ADDRESS CHANGE    [ ]

MARK HERE IF YOU PLAN TO        [ ]
   ATTEND THE MEETING

  3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or at any postponement(s) or adjournment(s) thereof.

                                Dated:____________________________, 2002


                                      __________________________________
                                      (Signature)


                                      __________________________________
                                      (Signature)

                                      Please sign exactly as name appears on
                                      stock certificate(s). Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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                              FOLD AND DETACH HERE